Schedule 13D
CUSIP NO. 03071L101                                 AMERIVEST PROPERTIES, INC.
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EXHIBIT 99.1


                                POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Sheridan Investments, LLC, a Delaware limited liability company, whose signature appears below, constitutes and appoints Deborah J. Friedman as attorney-in-fact and agent for the undersigned solely for the purpose of executing reports required under Section 13 and 16 of the Securities and Exchange Act of 1934, and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, thereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

Dated:  June 27, 2001


SHERIDAN INVESTMENTS, LLC

   By:   SHERIDAN DEVELOPMENT, LLC
   Its:  Manager



     By: /s/ William T. Atkins
        ------------------------------
     Name:  William T. Atkins
     Title: Manager



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